Exhibit 10.10

IDT CORPORATION

2015 STOCK OPTION AND INCENTIVE PLAN

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of May 2, 2017, by and between IDT Corporation, a Delaware corporation (the “Company”), and Howard Jonas (the “Employee”).

WHEREAS, the Company desires to grant to the Employee options to acquire an aggregate of 1,000,000 shares of Class B Common Stock of the Company, par value $.01 per share (the “Stock”), on the terms set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1.       Definitions. Capitalized terms are defined herein; those terms not defined herein shall have the meaning giving to them in the Plan.

2.       Grant of Options. The Employee is hereby granted stock options (the “Options”) to purchase an aggregate of 1,000,000 shares of Stock, pursuant to the terms of this Agreement.

3.       Term. The term of the Options (the “Option Term”) shall be for five (5) years commencing on May 2, 2017 and terminating on May 1, 2022.

4.       Option Price. The initial exercise price per share of the Options shall be $14.93, subject to adjustment as provided herein.

5.       Conditions to Exercisability. The Options are immediately exercisable. The unexercised portion of the Option will terminate should Employee cease being an officer or director of the Company or one or more of its subsidiaries.

6.       Method of Exercise. An Option may be exercised, as to any or all full shares of Class B Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail, email, fax or overnight delivery to the Company’s transfer agent or other administrator designated by the Company, specifying the number of shares of Class B Common Stock with respect to which the Option is being exercised.

7.       Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Class B Common Stock (whether then owned by the Employee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Class B Common Stock, including a cashless exercise procedure through a broker-dealer.

8.       Termination. Except as provided in this Section 8 and in Section 9 hereof, an Option may not be exercised unless the Employee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Employee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option, unless otherwise determined by the Committee. In the event that the employment or consultant relationship of a Employee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Employee that are exercisable at the time of Employee’s termination may, unless earlier terminated in accordance with their terms, be exercised within one hundred eighty (180) days after the date of such termination (or such different period as the Compensation Committee of the Company (the “Committee”) shall prescribe).

9.       Death, Disability or Retirement of Employee. If the Employee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Employee’s employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 8 hereof), or if the Employee’s employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to the Employee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Employee or by the Employee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Employee, at any time within 180 days after the death or Disability of the Employee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of an Employee shall terminate on account of such Employee’s Retirement, all Options of the Employee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe). All unvested Options shall be terminated upon death, disability or retirement, unless otherwise determined by the Committee.

10.       Company’s Repurchase Right. The Company will have the right to repurchase the Class B Common Stock issued upon exercise of the Options at a purchase price equal to the exercise price of the Options should Employee cease to provides services as an officer or director of the Company or one or more of its subsidiaries. The Company’s repurchase right will lapse as to 333,333 shares underlying the Options on each of May 2, 2018 and 2019 and as to 333,334 shares underlying the Options on May 2, 2020.  Employee will be prohibited from transferring any shares of the Class B Common Stock issued on exercise of the Option that are subject to the Company’s repurchase right. The Company’s repurchase right shall lapse as to all shares underlying the Options upon the Employee’s death, “Disability,” termination by the Company without “Cause” or termination by the Employee for “Good Reason,” each as defined in the Fourth Amended and Restated Employment Agreement between the Company and the Employee, dated December 14, 2016 (the “Employment Agreement”). ] If the Employee’s employment is terminated by the Company for “Cause" or by the Employee other than for “Good Reason,” each as defined in the Employment Agreement, then the Company’s then the Pro Rata Portion (as defined below) of its right to repurchase the shares upon exercise of the Options shall lapse. As used herein, the term "Pro Rata Portion" shall mean a percentage of the shares subject to the repurchase right that is scheduled to lapse on the May 2 that follows the twelve-month period in which the Date of Termination (as defined in the Employment Agreement) shall occur represented by the portion of such twelve-month period that has elapsed as of the Date of Termination.

2	May 2, 2017
Jonas
1,000,000 Class B Shares

11.       Withholding Taxes. No later than the date of exercise of an Option, the Employee will pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option. Alternatively, solely to the extent permitted or required by law, the Company may deduct the amount of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option from any payment of any kind due to the Employee. The withholding obligation may be satisfied by the withholding or delivery of the Stock.

12.       Terms Incorporated by Reference Herein. Each of the terms of the Company’s 2015 Stock Option and Incentive Plan, as Amended and Restated (“Plan”), as in effect as of the date hereof, shall be deemed to govern the Options granted hereunder, as if the Options had been granted pursuant to the Plan. To the extent that there is any inconsistency between this Agreement and the terms of the Plan, the terms of this Agreement shall govern.

13.       Stockholder Approval. The grant of the Options will be subject to ratification by the stockholders of the Company and will be submitted to the stockholders and the next annual meeting of stockholders. If the grant of the Options is not ratified by the stockholders, the Options shall terminate and the Company shall buy back all of the shares that were previously purchased upon exercise of the Options.

14.       Transferability of Options. Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than to an immediate family member of Employee or to a trust or other estate planning entity created for the benefit of the Employee or one or more members of his immediate family as provided for under the Plan, provided that, in all cases, such transferee executes a written consent to be bound by the terms of this Agreement and that written evidence of the transfer as well as the written consent of the transferee is provided to the Compensation Committee, care of Joyce Mason, General Counsel and Secretary of the Company, within thirty (30) days of the transfer.

15.       Entire Agreement. This Agreement contains all of the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Employee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter of this Agreement or otherwise.

3	May 2, 2017
Jonas
1,000,000 Class B Shares

16.       Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Employee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

17.       Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at:

IDT Corporation
520 Broad Street
Newark, New Jersey 07102
Attention: Nadine Shea
Options Administrator

All notices to the Employee or other person or persons then entitled to exercise the Options shall be addressed to the Employee or such other person or persons at:

Mr. Howard S. Jonas

Anyone to whom a notice may be given under this Agreement may designate a new address by notice to such effect.

18.       Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

19.       Governing Law. This Agreement shall be construed and governed in accordance with the laws of the state of Delaware, without regard to principles of conflicts of laws.

20.       Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

21.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

4	May 2, 2017
Jonas
1,000,000 Class B Shares

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Employee has hereunto set his hand all as of the date first above written.

IDT Corporation

By:
Name: Marcelo Fischer
Title: Senior Vice President - Finance

By:
Employee: Howard S. Jonas
Telephone: (973) 438-1000

5	May 2, 2017
Jonas
1,000,000 Class B Shares